Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on:

1.	Form S-1 (File Nos. 333-234330, 333-238317, 333-261443, 333-262550, 333-268002, 333-268738, 333-269083, 333-272297, 333-272304, 333-280363 and 333-280423)

2.	Form S-3 (File Nos. 333-211943, 333-211944, 333-230672, 333-232860, 333-233623, 333-248238, 333-254744, and 333-290712)

3.

Form S-8 (File Nos. 333-147334, 333-157041, 333-164469, 333-171981, 333-180461, 333-185998, 333-194383, 333-196764, 333-203109, 333-208985, 333-211754, 333-215680, 333-218469, 333-222625, 333-236328, 333-252155, 333-264953, 333-271053, 333-280388 and 333-291792)

of our report dated March 19, 2026, with respect to the financial statements of NovaBay Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Philadelphia, PA

March 19, 2026